Exhibit 23

Independent Auditors’ Consent

The Board of Directors
DiamondCluster International, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-31965, No. 333-88155, No. 333-92213, No. 333-50834, No. 333-47830, No. 333-64276, and No. 333-64278) on Form S-8 of DiamondCluster International, Inc. of our reports dated April 25, 2003, with respect to the consolidated balance sheets of DiamondCluster International, Inc. as of March 31, 2002 and 2003, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2003, and the related schedule, which reports appear in the March 31, 2003, annual report on Form 10-K of DiamondCluster International, Inc. Our report contains an explanatory paragraph that describes the Company’s adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” as of April 1, 2002.

/s/ KPMG LLP

Chicago, Illinois
June 24, 2003